UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 07, 2026

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Floor 6
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On January 7, 2026 (the “Amendment Effective Date”), The Beachbody Company, Inc. (the “Company”) entered into an Amendment No. 1 to Credit Agreement (the “Amended Credit Agreement”) among the Company, as the Administrative Borrower (as defined therein), the other Borrowers (as defined therein) party thereto, the lenders party thereto, and Tiger Finance, LLC, as administrative agent and collateral agent. The Amended Credit Agreement amends the Company’s prior Credit Agreement dated as of May 13, 2025 (the “Prior Credit Agreement”).

Pursuant to the terms of the Amended Credit Agreement, the financial covenants in the Prior Credit Agreement have been amended such that (i) the maximum capital expenditure covenant has been eliminated, (ii) the minimum liquidity level has been increased from $12,000,000 to $15,000,000, (iii) the minimum total billings and minimum digital subscriptions covenants are not tested unless a Covenant Testing Period (as defined in the Amended Credit Agreement) has been triggered, (iv) the minimum digital subscriptions covenant level has been reduced from 850,000 to 700,000, and (v) an additional financial covenant has been added such that, if a Covenant Testing Period (as defined in the Amended Credit Agreement) is in effect, the Company must maintain a Billings Fixed Charge Coverage Ratio (as defined in the Amended Credit Agreement) of at least 1.10x, tested on a monthly basis. In addition, the first time that the interest rate can decrease from the one-month SOFR Rate plus 9.00%, to the one-month SOFR Rate plus 7.75%, is for the period ended December 31, 2026, subject to the other terms of the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 8, 2026, the Company issued a press release announcing the entry into the Amended Credit Agreement as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of January 7, 2026 by and among The Beachbody Company, Inc., Beachbody, LLC, the borrower parties thereto, the guarantor parties thereto, the lenders party thereto and Tiger Finance, LLC, as administrative and collateral agent.

99.1	Press Release, dated January 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	January 8, 2026	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business & Legal Affairs, Corporate Secretary